XL CAPITAL
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
000s of U.S. Dollars

                                                          Six Months      Six Months
                                                            Ended           Ended           Yr End          Yr End
                                                            30-Jun          30-Jun          31-Dec          31-Dec
                                                             2001            2000            2000            1999
                                                        --------------- --------------- --------------- ---------------

Earnings:
       Pre-tax income from continuing operations               300,844         313,414         376,734         390,252
       Fixed charges                                            26,269          19,025          38,166          41,215
       Distributed income of equity investees                    1,509           2,751           4,987           1,266
                                                        --------------- --------------- --------------- ---------------
       Subtotal                                                328,622         335,190         419,887         432,733
       Less: Minority interest                                     517             727           1,093             220
                                                        --------------- --------------- --------------- ---------------
       Total Earnings                                          328,105         334,463         418,794         432,513
                                                        =============== =============== =============== ===============

Fixed Charges:
       Interest costs                                           23,312          15,897          32,147          37,378
       Rental expense at 30% (1)                                 2,957           3,128           6,019           3,837
                                                        --------------- --------------- --------------- ---------------

       Total fixed charges                                      26,269          19,025          38,166          41,215
                                                        =============== =============== =============== ===============


Earnings to Fixed Charges                                         12.5            17.6            11.0            10.5
                                                        --------------- --------------- --------------- ---------------

(1) 30% represents a reasonable approximation of the interest factor


                                                            Yr End          Yr End          Yr End
                                                            31-Dec          31-Dec          31-Dec
                                                             1998            1997            1996
                                                        --------------- --------------- ---------------

Earnings:
       Pre-tax income from continuing operations               636,670         776,550         478,510
       Fixed charges                                            36,898          33,250          26,017
       Distributed income of equity investees                   25,319          30,564          14,755
                                                        --------------- --------------- ---------------
       Subtotal                                                698,887         840,364         519,282
       Less: Minority interest                                     749             308               -
                                                        --------------- --------------- ---------------
       Total Earnings                                          698,138         840,056         519,282
                                                        =============== =============== ===============

Fixed Charges:
       Interest costs                                           33,444          29,622          22,322
       Rental expense at 30% (1)                                 3,454           3,628           3,695
                                                        --------------- --------------- ---------------
       Total fixed charges                                      36,898          33,250          26,017
                                                        =============== =============== ===============

Earnings to Fixed Charges                                         18.9            25.3            20.0
                                                        --------------- --------------- ---------------

(1) 30% represents a reasonable approximation of the interest factor

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